Exhibit 99.2

Alto Ingredients, Inc. Directors to Not Stand for Reelection

Pekin, IL, March 18, 2025 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients, today announced that two long-standing directors, Douglas L. Kieta and Michael D. Kandris, have decided they will not stand for reelection to the Alto Ingredients Board of Directors at the company’s 2025 Annual Meeting of Stockholders, scheduled for June 25, 2025.

Bryon McGregor, President and Chief Executive Officer of Alto Ingredients said “Doug and Mike have been exceptional board members, and they have provided excellent service to the company and our stockholders. Doug’s depth and breadth of experience, intellectual curiosity, technical acumen, and unwavering determination has been pivotal to the many improvements and successes at Alto. Mike’s dedication to excellence as a board member, his sound leadership as Chief Operating Officer and CEO, and personal approach will leave an enduring positive impact on Alto’s culture and employees. On behalf of everyone at Alto Ingredients, I want to extend a heartfelt thanks to Doug and Mike for their remarkable years of service.”

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ projected outlook and future performance, including the timing and effects of its cost savings initiatives and its acquisition of a liquid carbon dioxide processor adjacent to its Columbia plant; Alto Ingredients’ capital projects, including its carbon capture and storage (CCS) project and opportunities to optimize carbon; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints; and the cost, ability to fund, timing and effects of, including the financial and other results deriving from, Alto Ingredients’ repair and maintenance programs, plant improvements and other capital projects, including CCS, and other business initiatives and strategies. These factors also include, among others, the inherent uncertainty associated with financial and other projections and large-scale capital projects, including CCS; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies, including with respect to the Inflation Reduction Act’s tax and other benefits Alto Ingredients expects to derive from CCS; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2025.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755

Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, Alliance Advisors Investor Relations, 415-433-3777

altoinvestor@allianceadvisors.com